UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2020

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01   Other Events.

As previously reported, on August 4, 2020, Senmiao Technology Limited (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with The Benchmark Company, LLC and Axiom Capital Management, Inc., as representatives of the several underwriters listed on Schedule 1 thereto (the “Underwriters”), relating to the public offering (the “Offering”) of 12,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at a price to the public of $0.50 per share (the “Offering Price”). On August 6, 2020, the Company consummated the Offering, generating gross proceeds to the Company of $6,000,000.

Pursuant to the terms of the Underwriting Agreement, the Company granted the Underwriters a 45-day option to purchase up to an additional 1,800,000 shares of Common Stock (the “Over-Allotment Option”) to cover over-allotments at the Offering Price less the underwriting discounts and commissions. On August 13, 2020, the Company and the Underwriters closed on the full amount of the Over-Allotment Option, generating gross proceeds of $900,000 to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 13, 2020	SENMIAO TECHNOLOGY LIMITED

	By:	/s/ Xi Wen
	Name:	Xi Wen
	Title:	Chief Executive Officer